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                                                                    Exhibit 10.3

                                                                  EXECUTION COPY


                 AMENDMENT NO. 3 TO, AND WAIVER WITH RESPECT TO,
              AMENDED AND RESTATED WAREHOUSE AND SECURITY AGREEMENT

         This AMENDMENT NO. 3 TO, AND WAIVER WITH RESPECT TO, AMENDED AND RESTATED WAREHOUSE AND SECURITY AGREEMENT (this "Amendment and Waiver") is made as of March 31, 2003, to that certain Amended and Restated Warehouse and Security Agreement, dated as of March 15, 2002, among TFC Warehouse Corporation I (the "Borrower"), a Delaware corporation, The Finance Company (in its capacity as initial purchaser of Contracts from Approved Dealers, "TFC" and, in its capacity as servicer of the Contracts, the "Servicer"), a Virginia corporation, Wells Fargo Bank Minnesota, National Association (the "Collateral Agent"), a national banking association, and Westside Funding Corporation (the "Lender"), a Delaware corporation, as modified pursuant to the waiver letter agreement dated March 15, 2002 by and among the Borrower, TFC, the Collateral Agent and the Lender, and consented to by Royal Indemnity Company (the "Insurer"), as insurer, as amended by Amendment No. 1 to, and Waiver with Respect to, Amended and Restated Warehouse and Security Agreement, dated as of July 22, 2002, among, the Borrower, TFC, the Collateral Agent and the Lender, and consented to by the Insurer, and as amended by Amendment No. 2 to, and Waiver with Respect to, Amended and Restated Warehouse and Security Agreement, dated as of August 28, 2002, among, the Borrower, TFC, the Collateral Agent and the Lender, and consented to by the Insurer (the "Loan Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, TFC, the Collateral Agent and the Lender have entered into the Loan Agreement;

         WHEREAS, TFC has informed the Borrower, the Collateral Agent, the Lender and the Insurer that TFC Enterprises, Inc. ("TFCEI"), which owns 100% of the outstanding stock of TFC, expects to enter into a merger agreement (the "Merger Agreement") with Consumer Portfolio Services, Inc. and CPS Mergersub, Inc. ("CPS Sub"), pursuant to which CPS Sub will merge in and to TFCEI (such merger, if any, the "TFC Acquisition Transaction");

         WHEREAS, TFC has further informed the Borrower, the Collateral Agent, the Lender and the Insurer that TFC expects to receive from its independent accountants, with respect to the audited financial statements for TFC for fiscal year 2002, an opinion that is qualified as to going concern (such opinion letter, if any, the "Going Concern Letter");

         WHEREAS, the Lender wishes to waive certain Events of Default and corresponding Funding Termination Events under the Loan Agreement that may directly result from TFC's receipt of the Going Concern Letter, if any, to the extent provided herein;

         WHEREAS, the Lender wishes to waive certain Trigger Events and Events of Default arising from certain Auto Centers Delinquency Ratios, to the extent provided herein; and

         WHEREAS, the Borrower, TFC, the Collateral Agent and the Lender wish to amend the Loan Agreement as provided herein;

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         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.01. Defined Terms. For purposes of this Amendment and Waiver, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

         Section 1.02. Waivers of Certain Events of Default and Trigger Events.

                 (a) (i) To the extent that TFC's receipt of the Going Concern Letter, if any, will result in a breach by TFC of the covenant contained in
Section 7.02(rr) of the Loan Agreement and to the extent that any such breach will result in an Event of Default under Section 8.01(i) of the Loan Agreement, the Lender, subject to Section 1.02(b) of this Amendment and Waiver, hereby waives such Event of Default and the Funding Termination Event that would otherwise occur because of such Event of Default.

                     (ii) To the extent that TFC's receipt of the Going Concern Letter, if any, will constitute a Material Adverse Change with respect to TFC that results in an Event of Default under Section 8.01(u) of the Loan Agreement, the Lender, subject to Section 1.02(b) of this Amendment and Waiver, hereby waives such Event of Default and the Funding Termination Event that would otherwise occur because of such Event of Default.

                     (iii) The Lender, subject to Section 1.02(b) of this Amendment and Waiver, hereby waives any Trigger Event that may occur or be continuing on or after the date of this Amendment and Waiver as a result of the Auto Centers Delinquency Ratio as of any Determination Date being equal to or greater than 7.00%.

                     (iv) The Lender, subject to Section 1.02(b) of this Amendment and Waiver, hereby waives (A) any Event of Default pursuant to Section 8.01(l) of the Loan Agreement that may occur or be continuing on or after the date of this Amendment and Waiver as a result of the Auto Centers Delinquency Ratio as of any date of determination being equal to or greater than 9.00% and
(B) the Funding Termination Event that would otherwise occur because of such Event of Default.

                 (b) Notwithstanding any contrary provision herein, the waivers contained in Section 1.02(a) shall be effective only during the period from and including the date on which TFC delivers a copy of the Going Concern Letter, if any, to the Lender and the Insurer until the earliest of (i) April 14, 2003, if the Merger Agreement has not been executed by that date (or such earlier date as TFCEI, CPS and CPS Sub announce a termination of the negotiations with respect to the TFC Acquisition Transaction), (ii) the date of closing of the TFC Acquisition Transaction, if such date is on or before May 31, 2003, and (iii) May 31, 2003, if the TFC Acquisition Transaction has not closed by that date (or such earlier date as the Merger Agreement has been terminated). In the event the period of the effectiveness of the waivers contained in Section 1.02(a) terminates under any of clauses (i), (ii) or (iii) of this Section 1.02(b), any Event of Default and Funding Termination Event that would have occurred in the absence of such waivers shall be deemed to have occurred as of the date of such termination, without the need for further action by any of the parties.

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                 (c)     Nothing contained in this Section 1.02 shall constitute
a waiver of any Event of Default under any provision of the Loan Agreement other than Sections 8.01(i), 8.01(l) or 8.01(u) thereof. Nothing contained in this
Section 1.02 shall constitute a waiver of any Event of Default pursuant to
Section 8.01(i) of the Loan Agreement that may arise from any failure by any TFC Party or the Servicer (if TFC is the Servicer) to perform or observe any term, covenant or agreement under the Loan Agreement, the Note or any other Loan Document, other than a breach by TFC of the covenant contained in Section 7.02(rr) of the Loan Agreement, which breach consists of TFC's receipt of the Going Concern Letter, if any. Nothing contained in this Section 1.02 shall constitute a waiver of any Event of Default pursuant to Section 8.01(u) of the Loan Agreement that may arise from any Material Adverse Effect with respect to the Collateral or the Lender's rights under the Loan Agreement, the Note or any other Loan Document or that may arise from any Material Adverse Change with respect to any TFC Party other than TFC's receipt of the Going Concern Letter, if any.

         Section 1.03. Conditions Precedent to Waivers. Each of the waivers set forth in Section 1.02 of this Amendment and Waiver is subject to the satisfaction of each of the following conditions precedent: (i) no breach of any representation and warranty set forth in Article VI of the Loan Agreement shall have occurred and be continuing; (ii) no representation set forth in Article VI of the Loan Agreement shall contain any statement that is false or, in the context in which such statement is made, misleading; (iii) all information provided to Insurer and Lender in connection with the negotiation and execution of this Amendment and Waiver shall have been, at the time such information was so provided, and shall be, as of the date of this Amendment and Waiver, accurate in all material respects; and (iv) Borrower and TFC have disclosed to Lender and Insurer all facts, events and occurrences prior to the date of this Amendment and Waiver that constituted an Event of Default or a Funding Termination Event.

         Section 1.04. Amendment to Definition of "Required Reserve Account Percentage". Appendix A to the Loan Agreement is hereby amended, effective the date hereof, by replacing the definition of the term "Required Reserve Account Percentage" with the following definition:

         "Required Reserve Account Percentage" means, (i) if a Trigger Event shall not be in effect, 2.0% or (ii) if a Trigger Event shall have occurred and be continuing, 5.0%; provided, however, that the Required Reserve Account Percentage shall be 5.0% on and after the earliest of
         (i) April 14, 2003, if the Merger Agreement has not been executed by that date (or such earlier date as TFCEI, CPS and CPS Sub announce a termination of the negotiations with respect to the TFC Acquisition Transaction), (ii) the date of closing of the TFC Acquisition Transaction, if such date is on or before May 31, 2003 and (iii) May 31, 2003, if the TFC Acquisition Transaction has not closed by that date (or such earlier date as the Merger Agreement has been terminated). For the purposes of this definition, the terms "Merger Agreement" and "TFC Acquisition Transaction" shall have the respective meanings ascribed thereto in the second recital to Amendment No. 3 to, and Waiver with Respect to, Amended and Restated Warehouse and Security Agreement, dated as of March 31, 2003, among, the Borrower, TFC, the Collateral Agent and the Lender, and consented to by the Insurer.

         Section 1.05. Effect of Amendment and Waiver. Upon effectiveness of this Amendment and Waiver, the Loan Agreement shall be, and be deemed to be, modified and

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amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Borrower, TFC, the Lender, the Collateral Agent and each third party beneficiary of the Loan Agreement shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment and Waiver shall be and be deemed to be part of the terms and conditions of the Loan Agreement for any and all purposes. All other terms and conditions of the Loan Agreement shall not be modified or amended and shall remain in full force and effect.

         Section 1.06. Construction of Amendment and Waiver in Relation to Original Agreement. In case of any inconsistency between any provisions of this Amendment and Waiver and any provisions of the Loan Agreement prior to this Amendment and Waiver, the provisions of this Amendment and Waiver shall control.

         Section 1.07. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

         Section 1.08. Severability of Provisions. If one or more of the provisions of this Amendment and Waiver shall be for any reason whatever held invalid or unenforceable, such provision(s) shall be deemed severable from the remaining covenants, agreements and provisions of this Amendment and Waiver and shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto or third party beneficiaries hereof.

         Section 1.09. Binding Effect. The provisions of this Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and third party beneficiaries of the Loan Agreement and their respective successors and permitted assigns.

         Section 1.10. Counterparts. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective officers thereunto duly authorized, as of the day first above written.

                                           WESTSIDE FUNDING CORPORATION


                                           By:  WestLB AG, New York Branch,
                                                 as Administrator

                                               By: /s/ Jeffrey W. Kramer
                                                   -----------------------------
                                                   Name:  Jeffrey W. Kramer
                                                   Title: Executive Director

                                               By: /s/ Anne Lacombe
                                                   -----------------------------
                                                    Name:  Anne Lacombe
                                                    Title: Director

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                                           TFC WAREHOUSE CORPORATION I


                                           By: /s/ Ronald G. Tray
                                               ---------------------------------
                                               Name:  Ronald G. Tray
                                               Title: President


                                           THE FINANCE COMPANY


                                           By: /s/ Ronald G. Tray
                                               ---------------------------------
                                               Name:  Ronald G. Tray
                                               Title: President


                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION


                                           By: /s/ Jeanine Casey
                                               ---------------------------------
                                               Name:  Jeanine Casey
                                               Title: Corporate Trust Officer

Consented to as of the date first above:

ROYAL INDEMNITY COMPANY

By: /s/ Ann W. Walthers
    -------------------
Name:  Ann W. Walthers
Title: Operations Manager